SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2021

AMERICAN CANNABIS COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	Commission File Number 000-26108	90-1116625 (I.R.S. Employer Identification Number)

2590 Walnut Street #6, Denver, Colorado 80205

(Address of Principal Executive Offices and Zip Code)

(303) 974-4770

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Exchange on Which Registered
Common	AMMJ	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [ ]

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 11, 2021, the Registrant entered into an asset purchase agreement with Medihemp, LLC (“Medihemp”) and its wholly owned subsidiary SLAM Enterprises, LLC (“SLAM”), and Medical Cannabis Caregivers, Inc. (“Medical Cannabis”), each an entity organized and operating under the laws of the State of Colorado, and all doing business as “Naturaleaf.”

Other than with respect to the entry into the material definitive agreement, no material relationship exists between the parties to the asset purchase agreement.

Medihemp and SLAM respectively own fixed assets and operate two retail Medical Marijuana Centers located at 1004 S. Tejon Street, Colorado Springs, CO 80903, and 2727 Palmer Park Blvd. Suite A, Colorado Springs, CO 80909.

Medical Cannabis owns fixed assets and operates a retail Medical Marijuana Center located at 5875 Lehman Drive, Ste. 100, Colorado Springs, CO 80918.

Medical Cannabis also owns and operates a Medical Marijuana Optional Premises Cultivation license, and a Medical Marijuana-Infused Product Manufacturer license, along with fixed assets all located at 2611 Durango Drive, Colorado Springs, CO 80910.

By virtue of the asset purchase agreement, the Registrant agreed to purchase, and Medihemp, SLAM, and Medical Cannabis agreed to sell and/or assign to the Registrant, all of their respective fixed assets and associated intellectual property, including assignment of the following licenses issued by the Colorado Marijuana Enforcement Division (“MED”) and the corresponding City of Colorado Springs (“City”):

o	Medihemp’s, SLAM’s and Medical Cannabis’ respective Medical Marijuana Center licenses;
o	Medical Cannabis’ Medical Marijuana Infused Product Manufacturer license; and,
o	Medical Cannabis’ Medical Marijuana Optional Premises Cultivation license.

As part of the transaction, the Registrant assumed leases for Medihemp, SLAM, and Medical Cannabis’ respective retail Medical Marijuana Centers. The Registrant entered into a separate lease for Medical Cannabis’ Durango Drive facility.

The purchase price for the acquisition is $2.2 million dollars and the issuance of 3 million shares of the Registrant’s restricted common stock. Payment terms required a $20,000 non-refundable payment upon signing, a cash payment of $1,080,000 after the receipt of the Contingent Approval Letters of the Change of Ownership applications from the MED and City, and the balance of $1,100,000 paid pursuant to a promissory note executed by Registrant effective upon receipt of the Contingent Approval Letters. The maturity date of the Promissory Note is 365 days from the Closing Date, includes 10% simple interest accruing annually, and is not subject to a pre-payment penalty.

The closing of the transaction is contingent upon the Registrant completing due diligence, including obtaining the audited financial statements of Medihemp, SLAM and Medical Cannabis, and the receipt of the Contingent Approval Letters from MED and City approving the transfer of the licenses to the Registrant. In the event MED and City do not approve the license transfers, the asset purchase agreement will terminate and the Registrant will forfeit its initial $20,000 payment. The Registrant expects to have completed this process in 60 days.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location
10.1	Asset Purchase Agreement	Filed Herewith
99.1	Schedule 1.1(a) Assumed Contracts	Filed Herewith
99.2	Schedule 1.1(b) Licenses	Filed Herewith
99.3	Schedule 1.1(c) Assumed Customer Contracts	Filed Herewith
99.4	Schedule 1.1(d) Intellectual Property	Filed Herewith
99.5	Schedule 1.2(a) Excluded Contracts	Filed Herewith
99.6	Schedule 3.5(a) Unaudited Financials	Filed Herewith
99.7	Schedule 3.6(a) Material Contracts	Filed Herewith
99.8	Schedule 3.7(a) Addresses for Leased Property	Filed Herewith
99.9	Schedule 3.8(a) Business Intellectual Property	Filed Herewith
99.10	Schedule 3.10 Litigation	Filed Herewith
99.11	Schedule 3.11(a) Employees	Filed Herewith
99.12	Schedule 3.15(a) Business Permits	Filed Herewith
99.13	Schedule 5.6 Outstanding Warrants	Filed Herewith
Ex. A	Bill of Sale	Filed Herewith
Ex. B	Non-Foreign Person Declaration	Filed Herewith
Ex. 2.3(a)	Promissory Note	Filed Herewith
Ex. 2.3(b)	Guaranty	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 12, 2021

AMERICAN CANNABIS COMPANY, INC.

(Registrant)

By: /s/ Terry Buffalo

Terry Buffalo

Principal Executive Officer